Exhibit 4.4

                 CRESTAR FINANCIAL CORPORATION

                 CRESTAR/ANB STOCK OPTION PLAN


Introduction

          Effective November 13, 1997, American National Bancorp, Inc. (American) merged with and into Crestar Financial Corporation (Crestar). The terms of that transaction are set forth in an Agreement and Plan of Reorganization (the Reorganization Agreement) between American and Crestar.

           Options to purchase common stock of American (the American Options) were granted prior to November 13, 1997, pursuant to the terms of American's 1993 Incentive Stock Option Plan, 1993 Stock Option Plan for Outside Directors and 1996 Stock Option Plan. The American Options were surrendered to American for cancellation, without receipt of consideration from Citizens, prior to the effectiveness of the merger with and into Crestar.

          The Reorganization Agreement provides that Crestar will grant options (the Crestar Options) to purchase Crestar common stock to those persons who surrendered American Options. The number of shares covered by the Crestar Options and the option price per share will be the same as under the American Options, as adjusted in accordance with the Reorganization Agreement. The remaining terms of the Crestar Options will be the same as the terms of the American Options.

           This Crestar/ANB Stock Option Plan (the Plan) is comprised of three distinct Chapters.

           Chapter I of the Plan pertains to Crestar Options that were granted in substitution of American Options that had been granted under American's 1993 Incentive Stock Option Plan. Those Crestar Options will be governed by Chapter I and the terms of the original American Option agreement, as adjusted by the Reorganization Agreement.

          Chapter II of the Plan pertains to Crestar Options that were granted in substitution of American Options that had been granted under American's 1993 Stock Option Plan for Outside Directors. Those Crestar Options will be governed by Chapter II and the terms of the original Citizens Option agreement, as adjusted by the Reorganization Agreement.

           Chapter III of the Plan pertains to Crestar Options that were granted in substitution of American Options that had been granted under American's 1996 Stock Option Plan. Those Crestar Options will be governed by Chapter III and the terms of the original American Option agreement, as adjusted by the Reorganization Agreement.

           Any reference in Chapters I, II and III to American shall be interpreted as a reference to Crestar. Any reference in Chapters I, II and III to the common stock of American shall be interpreted as a reference to the common stock of Crestar.






                            CHAPTER 1


             AMERICAN NATIONAL SAVINGS BANK, F.S.B.

                1993 INCENTIVE STOCK OPTION PLAN


I.   Purpose

     The purpose of the American National Savings Bank, F.S.B. 1993 Incentive Stock Option Plan (the "Plan") is to advance the interests of American National Savings Bank, F.S.B. (the "Bank") and its shareholders by providing officers and key employees of the Bank and its Affiliates, including American National Bankshares, MHC, the mutual holding company of the Bank (the "Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.


II.  Definitions

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section
424(e) or 424(f), respectively, of the Code.

     "Award" means an Award of Non-statutory Stock Options,
Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board" means the board of directors of the Bank.

     "Change in Control" of the Bank or the Company shall mean:


                    (1) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets
                         of the Bank or the Company or a similar transaction occurs in which the Bank or the Company is not the
resulting entity;


                    (2) individuals who constitute the board of directors of the
                         Bank or the board of directors of the Company on the date hereof
                         (the "Incumbent Board") cease for any reason to
constitute a
                         majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the
directors comprising the
                         Incumbent Board, or whose nomination for election by the Stock
                         Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for
                         purposes of this clause (2), considered as though he were a member of the Incumbent Board; or


                    (3)  a change in control within the meaning of 12 C.F.R.
574.4
                         occurs, as determined by the board of directors of the Bank or the Company; provided, however, that a change in
control shall
                         not be deemed to occur under paragraphs (1) or (3) of this definition if the transaction(s).constituting a change in control is approved by a majority of the board of directors of the Bank or the Company, as the case may be.


                    (4) In the event that the Company converts from the mutual form of organization to the stock form of
organization on a stand-
                         alone basis at any time subsequent to the effective date of this
                         Agreement ("Stock Company"), a "change in control" of the Bank or the Stock Company for purposes of this
 Agreement shall mean an
                         event of a nature that:  (I) results in a
Change in Control of
                         the Bank or the Stock Company within the meaning of the Home
                         Owners' Loan Act of 1933 and the Rules and
 Regulations
                         promulgated by the Office of Thrift Supervision
 (or its
                         predecessor agency), as in effect on the date hereof; or (II)
                         without limitation, such a change in control shall be deemed to have occurred at such time as (a) individuals who constitute the
                         Incumbent Board cease for any reason to
constitute at least a
                         majority thereof; provided that any person
becoming a director
                         subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the
 directors comprising the
                         Incumbent Board, or whose nomination for election by the Stock
                         Company's stockholders was approved by the
same Nominating
                         Committee serving under an Incumbent Board,
shall be, for
                         purposes of this clause (a), considered as though he were a member of the Incumbent Board; or (b) a plan of reorganization is adopted, or a merger, consolidation, sale of
all or substantially
                         all the assets of the Bank or the Stock Company or similar transaction occurs in which the Bank or the
Stock Company is not
                         the resulting entity and to which the Incumbent
Board does not
                         consent.

     "Committee" means a Committee of the Board consisting of all non-employee (i.e., "outside") directors.

     "Common Stock" means the Common Stock of the Bank.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; provided, however, that if the Common Stock is not reported on the NASDAQ System, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock. For purposes of the grant of Options in the Reorganization, Fair Market Value shall mean the initial public offering price of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, Which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory Stock Option" means an Option granted by the Committee to a participant and which is either (i) not designated by the Committee as an Incentive Stock Option, or (ii) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Normal Retirement" means retirement at the normal or early retirement date as set forth in the Pension Plan of American
National Savings Association, or any successor tax-qualified defined benefit plan.

     "Option" means an Award granted under Section 7 or Section
8.

     "Participant" means an employee of the Bank or its Affiliates chosen by the Committee to participate in the Plan.

     "Stock Offering" means the initial public offering of the Common Stock of the Bank.

     "Termination for Cause" means the termination of employment caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.


III. Administration

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provision of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.


IV.  Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory
Stock Options; and (c) Limited Rights as defined herein in
Section 9.


V.   Stock Subject to the Plan

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 7% of the shares of Common Stock of the Bank, issued in connection with the Stock Offering (or 63,000 shares based upon a Stock Offering of 900,000 shares). These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Bank. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.


VI.  Eligibility

     Officers and other employees of the Bank or its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Bank or its Affiliates shall not be eligible to receive Awards under the Plan.


VII. Non-Statutory Stock Options

     A.   Grant of Non-Statutory Stock Options

     The Committee may, from time to time, grant Non-Statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-Statutory Stock Options granted under this Plan are subject to the following terms and conditions:

          1. Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and
               conditions that are not inconsistent with the terms of this grant.

          2. Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock
 Option
               shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Bank's
 Common
               Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Non-
               Statutory Stock Option granted in exchange for and upon surrender of previously granted awards shall be not less than 85% of the
               Fair Market Value of the Bank's Common Stock on the date the
               Option is granted, but in no event may the purchase price of any
               Non-Statutory Stock Option be less than the par value of the
               Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank at the Fair Market Value of such shares
               determined in the manner described in Section 2.

          3. Manner of Exercise. The Option may be exercised from time to time, in whole or in part, by delivering a written notice of
               exercise to the President or Chief Executive Officer of the Bank.
               Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise on the exercise date by the manner described in Section 2 hereof. If previously acquired
               shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

          4. Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be
               exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-Statutory Stock Option shall become exercisable in installments. The shares of which each installment is composed
               may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee, in its sole discretion, may accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in
Control of
               the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable.

          5. Termination of Employment. Upon the termination of an employee's service for any reason other than Disability,
Normal
               Retirement, death or Termination for Cause, the employee's
Non-
               Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the employee at the
               date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under the employee's Non-Statutory Stock Options shall expire upon termination. In the event of the death, Disability or Normal Retirement of any employee, all Non-Statutory Stock Options held by such employee; whether or not exercisable at such
               time, shall be exercisable by such employee or such employee's legal representatives or beneficiaries for one year following the date of his death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.


VIII.     Incentive Stock Options

     A.   Grant of Incentive Stock Options

     The Committee, from time to time, may grant Incentive Stock
Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          1. Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms
and
               conditions that are not inconsistent with the terms of this grant.

          2. Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Bank's Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than
               10% of the total combined voting power of all classes of stock of the Bank (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates, by
               reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation,
               partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Bank's Common Stock on the date the
Incentive
               Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of
               shares of the Common Stock of the Bank at the Fair Market
Value
               of such shares determined in the manner described in Section
2.

          3. Manner of Exercise. The Option may be exercised from time to time, in whole or in part, by delivering a written notice of
               exercise to the President or Chief Executive Officer of the Bank.
               Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2 hereof. If previously acquired shares of
               Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as
               of the date of such exercise.

          4. Amount of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary
               corporations) shall not exceed $100,000. The provisions of this
               Section 8.1(d) shall be construed and applied in accordance with
               Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

          5. Term of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but
               in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant.
If
               any employee, at the time an Incentive Stock Option is granted to him, owns stock of the Bank or its Affiliates representing more
               than 10% of the total combined voting power of all classes of stock (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates, by reason of the ownership, of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any
               corporation, partnership, estate or trust of which such employee is a shareholder, partner or Beneficiary), the Incentive
Stock
               Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable
               during his lifetime only by the employee to which it is granted.

               The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Bank and its Affiliates) shall not exceed $100,000. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Plan may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the fair market value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

          6. Termination of Employment. Upon the termination of an employee's service for any reason other than Disability,
Normal
               Retirement, Change in Control, death or Termination for Cause, an employee's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by such employee at the date of termination and only for a period of three months following termination. In the event of
Termination
               for Cause all rights under his Incentive Stock Options shall expire upon termination.

               In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by such employee or his legal representatives or beneficiaries for three years following the date of his death or cessation of employment due to Disability; provided, however, that such option, in the case of the employee's Disability, shall not be eligible for treatment as an Incentive Stock Option in the event that such option is exercised more than one year following the date of his cessation of employment due to Disability. In the case of an employee's death, the employee must have satisfied all applicable employment requirements at the time of death.
               Upon termination of an employee's service due to Normal Retirement, or a Change in Control, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment; provided, however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or the Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

          7.   Compliance with Code.  The Options granted under this
               Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the
               Bank makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the
Code,
               and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.


IX.  Limited Rights

     A.   Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option, with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

          1. Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A
Limited
               Right may be exercised only in the event of a Change in Control of the Bank.

               The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

               Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

          2. Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of
               the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.


X.   Surrender of Option

     In the event of a Participant's termination of employment as a result of death, Disability or Retirement, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Bank is under no obligation to any Participant whatsoever to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.


XI.  Rights of a Shareholder; Nontransferability

     An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his services as an officer or other employee at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.


XII. Agreement with Participants

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.


XIII.     Designation of Beneficiary

     A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any stock Option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.


XIV. Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock of the Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Bank, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

               a. adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

b. adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;
               c. subject to Section 8.l(a) hereof, adjustments in the purchase price of outstanding Incentive and/or Non-
Statutory
                    Stock Options, or any Limited Rights attached to such Options.

     No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.


XV.  Limitations upon Exercise of Options

     Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding Common Stock of the Bank, an Option granted under this Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock of the Bank. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of Options which would otherwise have resulted in the Company owning less than a majority of the Common Stock of the Bank.


XVI. Treatment of Options in the Event of a Conversion
     Transaction

     In the event that the Company converts to stock form in a Conversion Transaction any Options outstanding shall, at the Option of the holder, (i) be convertible into Options for Common Stock of the Stock Holding Company, or (ii) be exercisable by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company. Provided, however, that if for any reason the minority shareholders are not permitted to exchange their Common Stock for Stock Holding Company common stock in a Conversion Transaction, the holders of any unexercised Options under this plan shall be entitled to receive upon exercise of such Option cash payment from the Bank for the shares of stock represented by the options in an amount equal to the initial offering price of the common stock of the Stock Holding Company at the closing of the Conversion Transaction, less the original exercise price of such options. Any exchange, conversion of options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.


XVII.     Withholding

     There may be deducted from each distribution of cash and/or
Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.


XVIII.    Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy shall be required for any such modification or amendment that:

     a. increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 14 hereof);

b. reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 8.l(a) and 14 hereof);
     c. extends the period during which options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Section 8.l(a) hereof); or

     d.   changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.


XIX. Approval by Stockholders

     The Plan shall be approved by stockholders of the Bank within 12 months after the Plan has been adopted. No Options granted pursuant to the Plan shall be exercisable prior to such shareholder approval.


XX.  Effective Date of Plan

     The Plan shall become effective upon the consummation of the Reorganization (the "Effective Date"). The Plan shall be presented to shareholders for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and, if applicable, (iii) maintaining listing on the NASDAQ System, and (iv) enabling the issuance of options and underlying shares to qualify for exemption from OTS offering circular requirements. The failure to obtain shareholder ratification will not affect the validity of the Plan and the Options thereunder; provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options.


XXI. Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5 hereof. The Board has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.


XXII.     Applicable Law

     The Plan will be administered in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the Bank has caused this Plan to be adopted, executed by its duly authorized officer, and duly attested as of the 3rd day of November, 1993.


November 24, 1993
Date Approved by Stockholders

                                AMERICAN NATIONAL SAVINGS BANK,
                                F.S.B.



                                     /s/ A. Bruce Tucker
                                A. Bruce Tucker, President and
                                 Chief Executive Officer



                                ATTESTED:



                                     /s/ Betty J. Stull
                                Betty J. Stull, Secretary





                            CHAPTER 2


                     AMENDMENT NO. 1 TO THE

             AMERICAN NATIONAL SAVINGS BANK, F.S.B.

          1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



     WHEREAS, the Board of Directors ("Board") of the American National Bancorp, Inc. (the "Company") desires to amend the American National Savings Bank, F.S.B. 1993 Stock Option Plan for Outside Directors (the "Plan") to provide for the transferability of Non-statutory Stock Options as permitted by the new rules adopted by the Securities and Exchange Commission (SEC) as they relate to Section 16 of the Securities Exchange Act of 1934; and

     WHEREAS, the Board desires to amend the Plan to provide for cash payment, when an Outside Director surrenders all or part of Options held, equal to the difference between the Fair Market Value of the Common Stock on the date of the application to surrender such Option(s) to the Company and the exercise price per share of the Option on the Date of Grant; and

     WHEREAS, the Board wishes to amend the definitions section of the Plan to conform to the current corporate structure of the Bank; and

     WHEREAS, transactions under the Plan are intended to comply with all applicable conditions of Securities and Exchange
Commission Rule 161b-3; and

     WHEREAS Rule 16b-3 no longer requires shareholder approval as a prerequisite to any modification or amendment that affects the grant, award or other acquisition from an issuer;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended effective as of October 1, 1996, in accordance with the following:


     I. The definition of "Common Stock" at Section 2 of the Plan is amended to read as follows:

          "Common Stock" means the Common Stock of the Company.


     II. All references in the Plan to "Common Stock of the Bank" shall heretofore be deemed to refer to "Common Stock of the Company".

III. The definition of "Company" at Section 2 of the Plan is amended to read as follows:
            "Company means American National Bancorp Inc.

                  * is received by the company.


     IV. Subsection 5(d), Termination of Service, is amended to read as follows:

     (d) Termination of Service. In the event of an Outside Director's termination of service as a result of death, Disability or retirement, the Outside Director (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of Options held by such Outside Director in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date the application to surrender such Option(s)* and the exercise price per share of the Option on the Date of Grant. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Outside Director whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

     V. Subsection 5(e), Transferability, is amended to read as follows:

          In the discretion of the Board, all or any Non-
     Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

     IN WITNESS WHEREOF, this Amendment No. 1 has been executed by the duly authorized officers of the Company as of the 24th day of October, 1996.





ATTEST:                       AMERICAN NATIONAL BANCORP, INC.

     /s/                           By:       /s/
                                          President and Chief
Executive Officer
             AMERICAN NATIONAL SAVINGS BANK, F.S.B.

          1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     1.   Purpose

     The purpose of the American National Savings Bank, F.S.B. 1993 Stock Option Plan for Outside Directors is to promote the growth and profitability of American National Savings Bank, F.S.B., and to provide Outside Directors of the Bank with an incentive to achieve long-term objectives of the Bank, attract and retain Outside Directors of outstanding competence and to provide such Outside Directors with an opportunity to acquire an equity interest in the Bank.

     2.   Definitions

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section
424(e) or 424(f), respectively, of the Code.

     "Award" means an Award of Non-statutory Stock Options granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "Board" means the board of directors of the Bank.

     "Change in Control" of the Bank or the Company shall mean:

          1. a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets
               of the Bank or the Company or a similar transaction occurs in which the Bank or the Company is not the resulting entity;

          2. individuals who constitute the board of directors of the Bank or the board of directors of the Company on the date hereof
               (the "Incumbent Board") cease for any reason to constitute a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the
               Incumbent Board, or whose nomination for election by the Stock Holding Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be,
               for purposes of this clause (2), considered as though he were a member of the Incumbent Board;

          3. a change in control within the meaning of 12 C.F.R 574.4 occurs, as determined by the board of directors of the bank or the Company, provided, however, that a change in control shall not be deemed to occur under paragraphs (1) or (3) of this definition if the transaction(s) constituting a change in control
               is approved by a majority of the board of directors of the Bank or the Company, as the case may be.

          4. In the event that the Company converts from the mutual form of organization to the stock form of organization on a stand-alone basis at any time subsequent to the effective date of this
               Agreement ("Stock Holding Company"), a "change in control" of the
               Bank or the Stock Holding Company for purposes of this Agreement shall mean an event of a nature that: (I) results in a Change in
               Control of the Bank or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision
(or
               its predecessor agency), as in effect on the date hereof; or
(II)
               without limitation, such a change in control shall be deemed to have occurred at such time as (a) individuals who constitute the
               Incumbent Board cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the
               Incumbent Board, or whose nomination for election by the Stock Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be,
               for purposes of this clause (a), considered as though he were a member of the Incumbent Board; or (b) a plan of reorganization is adopted, or a merger, consolidation, sale of all or substantially all the assets of the Bank or the Stock Holding Company or similar transaction occurs in which the Bank or the Stock
Holding
               Company is not the resulting entity and to which the Incumbent
               Board does not consent.

     "Committee" means a Committee of the Board consisting of all Outside Directors.

     "Common Stock'" means the Common Stock of the Company.

     "Company" means American National Bancorp Inc.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Director to carry out the responsibilities of a Director of the Bank, as required by applicable state and federal laws.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; provided, however, that if the Common Stock is not reported on the NASDAQ System, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock Option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately period immediately preceding the date on which such stock Option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock. For purposes of the grant of Options in the Stock Offering, Fair Market Value shall mean the initial public offering price of the Common Stock.

     "Non-Statutory Stock Option" means an option granted by the Committee to a Participant.

     "Option" means an Award of a Non-Statutory Stock Option granted pursuant to the terms of the Plan.

     "Outside Director" means a member of the Board who is not also serving as an employee of the Bank.

     "Participant" means a Director of the Bank or its Affiliates chosen by the Committee to participate in the Plan.

     "Stock Offering" means the initial public offering of the Common Stock of the Bank.

     "Termination for Cause" means the termination of service of a Director caused by such Director's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

     3.   Administration

               a. The Directors' Option Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations
                    as it deems necessary for the proper administration of the
                    Directors' Option Plan and to make whatever determinations and interpretations in connection with the Directors' Option Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding
and
                    conclusive on all Participants in the Directors'
Option Plan, and
                    on their legal representatives and beneficiaries.

               b. The Directors' Option Plan is intended to comply with Rule
                    16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing herein, unless permitted by
                    Rule 16b-3(c)(2)(ii), subsequent to the establishment of the
                    Directors' Option Plan neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards to designated
                    directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this subsection 3(b), such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

     4.   Grant of Options

               a. Initial Grant. Each Outside Director who is serving in such capacity on the date of the consummation of the Bank's
Stock
                    Offering shall be granted a single non-qualified stock option to purchase the following number of shares of the Common
Stock of
                    the Bank subject to adjustment pursuant to Section 6:

                    Howard K. Thompson            8,791
                    Calvin L. Bowers              3,838
                    Lenwood M. Ivey               3,838
                    David L. Pippenger            5,695
                    Betty J. Stull                3,838

                    The purchase price per share of the Common
                    Stock deliverable upon the exercise of each non-qualified stock option shall be the price at which the Common Stock of the Bank is offered in the Offering.

               b. Subsequent Grants. One thousand shares of Common Stock shall be reserved for future issuance upon exercise of non-
                    qualified stock options that are hereby reserved for future grant. The purchase price per share of Common Stock deliverable upon the exercise of any such non-qualified stock option shall be the Fair Market Value of the Common Stock on the date of the grant of such option. Each person who becomes an Outside
                    Director following the closing of the Offering shall be granted a single non-qualified stock option to purchase 100 shares of
                    Common Stock, subject to adjustment pursuant to
Section 6, to the
                    extent shares remain available under the Directors' Option Plan.
                    In the event options awarded under the Directors' Option Plan are forfeited for any reason, within 60 days of such forfeiture options to purchase 50% of the shares underlying such forfeited options shall be distributed equally among non-employee directors with one or more years of service, and options to purchase the remaining 50% of the shares underlying such forfeited options shall be distributed among such directors proportionately based on years of service up to a maximum of ten years, and all options to purchase fractional shares remaining after such allocation and all such fractional shares shall be reserved for future issuance.

     5.   Terms of Options

               a. Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Outside Director specifying the number of shares of Common Stock that may
                    be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

               b. Termination of Option. Each Option shall expire upon the earlier of (i) one hundred and twenty (120) months following the
                    date of grant, or (ii) three (3) years following the date on which the Outside Director ceases to serve in such capacity for any reason other than Termination for Cause. If the Outside
                    Director dies before fully exercising any portion of an Option then exercisable, such Option may be exercised by such Outside
                    Director's personal representative(s), heir(s) or devisee(s) at any time within the three (3) year period following his or her death; provided, however, that in no event shall the Option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is Terminated for
                    Cause all Options awarded to him or her shall expire upon such termination.

               c. Manner of Exercise. The Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank.
                    Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market
Value of
                    such shares determined on the exercise date by the manner
                    described in Section 2. If previously acquired shares of Common
                    Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

               d. Termination of Service. In the event of an Outside Director's termination of service as a result of death, Disability or retirement, the Outside Director (or his or her
                    personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of Options held by such Outside Director in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of the application to surrender such Options and the exercise price per share of the Option on the Date of Grant.
                    Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Outside Directors whatsoever to make such payments. In the event that the Company accepts such
                    application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

               e. Transferability. In the discretion of the Board, all or any
                    Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant;
                    provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

               f. Limitations Upon Exercise of Options. Notwithstanding any
                    other provision of this Director's Option Plan, so long as the
                   Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding Common Stock of the Bank, an Option granted under this Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock of the Bank.
Nothing
                    herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of Options which would otherwise have resulted in the Company owning less than a majority of the Common Stock of the Bank.

     6.   Common Stock Subject to the Plan

     The shares that shall be issued and delivered upon exercise of Options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and shares of Common Stock held by the Bank as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 3% of the Common Stock of the Bank, issued in connection with the Stock Offering, subject to adjustments pursuant to this Section 6.

     In the event of any change or changes in the outstanding Common Stock of the Bank by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, split-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Bank, the number of shares of Common Stock that may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to Options granted under the Directors' Option Plan, and the Option price of such Options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.

     7.   Treatment of Options in the Event of a Conversion
     Transaction

     In the event that the Company converts to stock form in a Conversion Transaction, any Options outstanding shall, at the Option of the holder, (i) be convertible into Options for common stock of the Stock Holding Company, or (ii) be exercisable by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company. Provided, however, that if for any reason the minority shareholders are not permitted to exchange their Common Stock for Stock Holding Company common stock in a Conversion Transaction, the holders of any unexercised Options under this Plan shall be entitled to receive upon exercise of such Option, cash payment from the Bank for the shares of stock represented by the Options in an amount equal to the initial offering price of the common stock of the Stock Holding Company at the closing of the Conversion Transaction, less the original exercise price of such Options. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory Authorities.

     8. Effective Date of the Plan; Shareholder Ratification and Approval

     The Directors' Option Plan has been adopted by the Bank's Board and shall become effective upon the consummation of the Stock Offering (the "Effective Date"). Following the consummation of the Stock Offering, the Directors' Option Plan shall be presented to shareholders of the Bank for ratification and approval for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; (ii) maintaining listing on the NASDAQ System; and (iii) enabling the issuance by the Bank of the underlying shares to qualify for exemption from Office of Thrift Supervision ("OTS") offering circular requirements. No Options granted pursuant to the Plan shall be exercisable prior to such shareholder approval.

     9.   Termination of the Plan

     The right to exercise Options under the Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date or the issuance of the Common Stock or exercise of Options equal to the maximum number of shares of Common Stock reserved for issuance under the Directors' Option Plan. A majority of the shareholders of the Bank represented in person or proxy at a meeting of the shareholders may terminate the Directors' Option Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted Option.

     10.  Compliance with Rule 16b-3 Under the Securities
Exchange Act of 1934.

          a. Notwithstanding any contrary provisions herein, unless permitted by Rule 16b-3(c)(2)(ii)(B) terms stating the amount
and
               price of securities to be awarded and/or timing of awards to designated directors or categories of directors shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or rules thereunder.

               b. Transactions under thin Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the
                    1934 Act, and the Plan is intended to be administered in the manner specified in Rule 16b-3(c)(2)(ii). To the extent any provision of the Plan or action by the plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the law and deemed advisable by the Plan administrator.

     11.  Applicable Law

     The Plan will be administered in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the Bank has this Plan to be adopted, executed by its duly authorized officer, and duly attested as of the 3rd day of November, 1993.



November 24, 1993
Date Approved by Stockholders

                           AMERICAN NATIONAL SAVINGS BANK, F.S.B.


                              /s/ A. Bruce Tucker
                           A. Bruce Tucker, President and
                             Chief Executive Officer



                           ATTESTED:


                             s/s Betty J. Stull
                           Betty J. Stull, Secretary







                            CHAPTER 3


                 AMERICAN NATIONAL BANCORP, INC.

                     1996 STOCK OPTION PLAN



I.   Purpose

     The purpose of the American National Bancorp, Inc. 1996 Stock Option Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including American National Savings Bank, F.S.B., upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.


II.  Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options,
Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Bank" means American National Savings Bank, F.S.B., or a successor corporation.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Company or its Affiliate, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     "Change in Control" of the Bank or the Company means a
change in control of a nature that: (i) would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities
of the Company      representing 25% or more of the combined
voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the Surviving institution occurs; or
(d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or
(ii) the entire Board of the Company.

     "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

     "Company" means American National Bancorp, Inc., or a successor corporation.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Conversion" means the October 31, 1995, conversion of American National Bankshares, M.H.C. from the mutual to stock form of organization.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Effective Date" means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market (as published by the Wall Street Journal, if published) on such dam, or if the Common Stock was not traded on the day prior to such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the dam on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, Which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate;
(b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee, retirement at the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 60 years of age and maintaining at least 10 years of Continuous Service.

     "Offering" means the October 31, 1995 subscription offering of the Common Stock of the Company.

     "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     "Option" means an Award granted under Section 7 or Section
8.

     "Participant" means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an award under the Plan.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.


III. Plan Administration Restrictions

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     All transactions involving a grant, award or other acquisition from the Company shall:

          1.   be approved by the Company's full Board or by the Committee;

          2. be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders
               of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the
               laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

          3. result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following
               the date of such acquisition.


IV.  Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory
Stock Options; and (c) Limited Rights.


V.   Stock Subject to the Plan

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 218,213 shares. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.


VI.  Eligibility

     Key Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options under the Plan.


VII. Non-Statutory Stock Options

     A.   Grant of Non-Statutory Stock Options

          1.   Grants to Outside Directors and Key Employees.  The
               Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms
               and conditions set forth in this Section 7. The maximum number of shares subject to a Non-Statutory Option that may be awarded under the Plan to any Key Employee shall be 100,000.

          2. Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the
Participant
               specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and
               conditions that are not inconsistent with the terms of the Plan.

          3. Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock
Option
               shall be the Fair Market Value of the Common Stock of the Company
               on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in
               Section 2.

          4. Manner of Exercise and Vesting. Unless the Committee shall specifically state to the contrary at the time an Award is granted, Non-Statutory Stock Options awarded to Key Employees
and
               Outside Directors shall vest at the rate of 20% of the initially awarded amount per year commencing with the vesting of the first installment one year from the date of grant, and succeeding installments on each anniversary of the date of grant. A vested
               Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or
               Chief Executive Officer of the Company, or his designee.
Such
               notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common
Stock
               at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such
               shares shall be determined as of the date of such exercise.

          5. Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be
               exercisable in whole or in part more than 10 years and one day from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous
Service
               until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased
               in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may
               be exercised in whole or in part by Key Employees and/or
Outside
               Directors. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all
               Non-Statutory Stock Options that have been awarded shall become immediately exercisable for three years following such Change in
               Control, provided, however, that Non-statutory Stock Options awarded to Outside Directors may be exercised for five years following such Change in Control. In no event may a Non-Statutory Stock Option be exercised in any period beyond its initial term.

          6. Termination of Employment or Service. Upon the termination of a Key Employee's employment or upon termination of an
Outside
               Director's service for any reason other than, Normal
Retirement,
               death, Disability, Change in Control or Termination for Cause,
               the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of the Normal Retirement, death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not
               exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for five years following the date of his Normal Retirement, death or cessation
               of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

          7. Transferability. In the discretion of the Board, all or any Non-Statutory Stock Option granted hereunder may be transferable
               by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.


VIII.     Incentive Stock Options

     A.   Grant of Incentive Stock Options

     The Committee may, from time to time, grant Incentive Stock
Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          1. Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Key
Employee
               specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms
and
               conditions that are not inconsistent with the terms of the Plan.

          2. Price. Subject to Section 14 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is
               granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section
424(d)
               of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the
               Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother,
               sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock
Option is
               granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common
               Stock of the Company at the Fair Market Value of such shares, determined on the exercise date, in the manner described in
               Section 2.

          3. Manner of Exercise. Unless the Committee shall specifically state to the contrary at the time an Award is granted,
Incentive
               Stock Options awarded to Key Employees shall vest at the rate of
               20% of the initially awarded amount per year commencing with the vesting of the first installment one year from the date of grant, and succeeding installments on each anniversary of the date of grant. Incentive Stock Options granted under the Plan shall vest
               in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company or his designee. Such notice is irrevocable and must be
               accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in
               Section 2.

          4. Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the
               Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above,
               the maximum number of shares that may be subject to an Incentive
               Stock Option awarded under the Plan to any Key Employee shall be
               100,000. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors
               may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according
               to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the
Common
               Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its
Affiliates)
               shall not exceed $100,000.  The provisions of this Section
8.1(d)
               shall be construed and applied in accordance with Section
422(d)
               of the Code and the regulations, if any, promulgated thereunder.

          5.   Terms of Options.  The term during which each Incentive
               Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the
Date
               of Grant.  If any Key Employee, at the time an Incentive
Stock
               Option is granted to him, owns stock representing more than
10%
               of the total combined voting power of all classes of stock of the
               Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.

               The Committee shall determine the date on which each Incentive Stock option shall become exercisable and may provide that an Incentive Stock option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

               The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of
               Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

          6. Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability,
Normal
               Retirement, Change in Control, death or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable
               only as to those shares that were immediately purchasable by such
               Key Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

               Upon termination of a Key Employee's employment due to Normal Retirement, death, Disability, or following a Change in Control, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of five years following the date of his cessation of employment, provided however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment following a Change in Control; and provided further, that no Option shall be eligible for treatment, as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee's death must have occurred while employed or within three (3) months of termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

          7. Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent
               and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

          8.   Compliance with Code.  The options, granted under this
               Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the
Company
               makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the
               Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a
               Non-Statutory Stock Option.


IX.  Limited Rights

     A.   Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee of the Bank, with respect to all or some of the shares covered by such Option.
Limited Rights granted under the Plan are subject to the following terms and conditions:

          1. Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company. The Limited Right may be exercised only when the
               underlying Option is eligible to be exercised, provided that the
               Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the  related Option.

               Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

          2. Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the
               difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited
Right is
               being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable.
               The number of shares to be received on the exercise of such
               Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.


X.   Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

     No award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.


XI.  Rights of a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employer the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.


XII. Agreement with Participants

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.


XIII.     Designation of Beneficiary

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.


XIV. Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

          1. adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

2. adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or
3. adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such Options.
     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.


XV.  Withholding

     There may be deducted from each distribution of cash and/or
Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.


XVI. Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than the death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Company.


XVII.     Effective Date of Plan

     The Plan shall become effective upon the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.


XVIII.    Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.


XIX. Applicable Law

     The Plan will be administered in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 21st day of November l996.



Date Approved by Stockholders:  11/21/96

Effective Date:11/21/96


ATTEST:                       AMERICAN NATIONAL BANCORP, INC.


/s/ Judith N. Martinek                  /s/ A. Brice Tucker
Asst. Secretary                    President and Chief Executive
Officer




Path: DOCSOPEN\RICHMOND\02720\33411\001164\1wdh01!.DOC
Doc #: 88613; V. 1
Doc Name: Chapters 1,2,3 Stock Option Plan to be filed
Author: Ritter, Jennings, 02720
Last Edit: 11/13/97